Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Society Pass Incorporated

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	570,452	$1.255	715,917.26	0.0001531	109.7

		Total Offering Amounts		570,452		715,917.26		109.7

		Net Fee Due						109.7

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $1.27 and low $1.24 sale prices of our common stock on July 25, 2025, as reported on The Nasdaq Capital Market.